Execution Copy

Exhibit 1.1

Cleco Corporation

1,750,000 Shares
Common Stock
(par value $1.00 per share)

Underwriting Agreement

November 9, 2004
New York, New York

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Dear Ladies and Gentlemen:

     Cleco Corporation, a Louisiana corporation (the “Company”), confirms its agreement with Goldman, Sachs & Co. (the “Underwriter”) as follows:

     1. Offering. The Company proposes to issue and sell to the Underwriter 1,750,000 shares (the “Firm Securities”) of its common stock, par value $1.00 per share (the “Securities”), and also proposes to issue and sell to the Underwriter, at the option of the Underwriter, an aggregate of not more than 250,000 additional shares (the “Optional Securities”), of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-55656) and Pre-Effective Amendment No. 1 thereto, including a form of prospectus, for the registration of the offer and sale of certain securities, including the Offered Securities under the Securities Act of 1933, as amended (the “1933 Act”), from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement has been declared effective by the Commission. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Offered Securities, the terms of the offering thereof and the other matters set forth therein, pursuant to Rule 424(b) under the 1933 Act Regulations. The final prospectus and the final prospectus supplement relating to the Offered Securities, in the forms filed with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations for use in connection with the offering of the Offered Securities, are collectively referred to herein as the “Prospectus”, and such registration statement in the form in which it became effective, is hereinafter called the “Registration Statement”; provided, however, that all references to the “Registration Statement” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), prior to the date of this Agreement. A “preliminary prospectus” shall be deemed to refer to any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriter by the Company. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to be identical to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the date of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, after the date of this Agreement.

     2. Sale and Delivery of the Offered Securities; Closing; Offering by the Underwriter.

  (a) Subject to the terms and conditions and based upon the representations and warranties set forth in this Agreement, the Company agrees to issue and sell 1,750,000 Firm Securities at a purchase price of $17.8525 per share to the Underwriter and the Underwriter agrees to purchase from the Company such number of Firm Securities.

  (b) The Company will deliver the Firm Securities to the Underwriter against payment of the purchase price by wire transfer of immediately available funds to an account at a bank designated by the Company at the office of Sidley Austin Brown Wood llp, 787 Seventh Avenue, New York, New York, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M., New York City time, on November 15, 2004, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the 1934 Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Delivery of the Firm Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise direct.

  (c) The Company hereby grants to the Underwriter the right to purchase at its election all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities, for the sole purpose of covering sales of shares in excess of the number of Firm Securities, provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised only by written notice from the Underwriter to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Underwriter but in no event earlier than the First Closing Date or, unless the Underwriter and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Company.

  (d) Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriter but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Underwriter, against payment of the purchase price therefor by wire transfer of immediately available funds to an account at a bank designated by the Company, at the above office of Sidley Austin Brown & Wood llp, or at such other place as shall be agreed upon by the Underwriter and the Company. Delivery of the Optional Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise direct.

  (e) The Underwriter agrees to make a public offering of the Offered Securities at the public offering price and upon the terms and conditions set forth in the Prospectus.

     3. Representations and Warranties. The Company represents and warrants to the Underwriter as of the date hereof and as of any Closing Date as set forth below in this Section 3.

  (a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

  (b) Due Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Louisiana and has the corporate power and authority to own its properties and to conduct its business as described in the Registration Statement.

  (c) Subsidiaries. The Company has no “Significant Subsidiaries”, as such term is defined in Rule 405 of Regulation C of the 1933 Act Regulations, other than Cleco Power LLC (“Cleco Power”), Cleco Midsteam Resources LLC, Acadia Power Holdings LLC, Cleco Evangeline LLC, Perryville Energy Partners LLC, Perryville Energy Holdings LLC and Acadia Power Partners LLC (“Acadia”) (each a “Subsidiary”

and collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and each of the Subsidiaries has the respective limited liability company power and authority to own its properties and to conduct its business; and all of the issued and outstanding membership interests of each Subsidiary have been duly authorized and validly issued, and are owned by the Company, directly or through a subsidiary, free from liens, encumbrances and defects, except that the membership interests in Cleco Evangeline LLC have been pledged in connection with the Trust Indenture, dated as of December 10, 1999, from Cleco Evangeline LLC to Bank One Trust Company, N.A., as trustee.

  (d) Registration Statement and Prospectus. At the time the Registration Statement became effective, the Registration Statement complied, and as of each Closing Date, will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement, at the time it became effective, did not, as of the date hereof, does not, and at each Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date and at each Closing Date will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus or to those parts of the Registration Statement which constitute the Statements of Eligibility and Qualification under the 1939 Act (the “Forms T-1”) of Bank One Trust Company, N.A., as trustee or as property trustee (the “Trustee”) that are filed as exhibits to the Registration Statement.

  (e) Incorporated Documents. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or, when so filed, will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective, as of the date of the Prospectus and on any Closing Date, did not and will not, as of such time or dates, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

  (f) Accountants. PricewaterhouseCoopers LLP, who have reported upon certain of the financial statements incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

  (g) Financial Statements of the Company. The consolidated financial statements and supplemental schedules of the Company set forth in or incorporated by reference in the Registration Statement and Prospectus have been prepared from the books and records of the Company and its consolidated subsidiaries in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be noted therein) and present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of their operations, their cash flows and changes in their capital for the periods then ended.

  (h) Financial Statements of Acadia. The Company has no reason to believe that the consolidated financial statements and supplemental schedules of Acadia set forth in or incorporated by reference in the Registration Statement and Prospectus have not been prepared from the books and records of Acadia in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be noted therein) nor does the Company have any reason to believe that such financial statements do not present fairly the financial position of Acadia at the dates indicated and the results of its operations, cash flows and changes in capital for the periods then ended.

  (i) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise stated therein, (i) there has not been any material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries, whether or not arising in the ordinary course of business and (ii) no material transaction has been entered into by the Company or any of its subsidiaries other than transactions contemplated by the Registration Statement and transactions in the ordinary course of business.

  (j) No Defaults. The Company and its Subsidiaries are not in violation of or in default under any term or provision of their respective organizational documents, each as amended, or of any mortgage, indenture, contract, agreement, instrument, judgment, decree or order applicable to the Company or any of its Subsidiaries or of any statute, rule or regulation, where such violation or default would have a material adverse effect upon the properties, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), and no event or condition has occurred or exists which, with the giving of notice or lapse of time or both, would result in any such violation or default which would have such an effect.

  (k) Regulatory Approvals. Other than approvals that may be required under state securities laws, no approval of any regulatory public body (including, but not limited to, governmental agencies), state or federal, including approval of the Federal Energy Regulatory Commission (“FERC”) that may be required under the Federal Power Act, as amended (the “FPA”), or any court is necessary in connection with the issuance and sale of the Offered Securities pursuant to this Agreement.

  (l) Legal Proceedings. Except as described in the Prospectus, there is no material litigation or governmental proceeding involving or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which might reasonably be expected to result in any material adverse change in the financial condition, results of operations or business of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement, and no notice has been given by any governmental authority of any proceeding to condemn any material properties of the Company or any of its Subsidiaries, and, to the knowledge of the Company, no such proceeding is contemplated.

  (m) Statements Set Forth in the Prospectus. The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Offered Securities, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the documents referred to therein, are accurate and correct in all material respects;

  (n) Good Title. The Company and its Subsidiaries have good title (either by way of fee simple, leasehold, easement, right-of-way, grant, servitude, privilege, permit, franchise or license, as the case may be) to all their properties including, without limitation, the properties reflected in the most recent consolidated balance sheet of the Company incorporated by reference in the Registration Statement (except for such items thereof which have been disposed of since such date and which do not, in the aggregate, constitute a substantial amount) subject only to (i) the liens and encumbrances set forth on Schedule A hereto and (ii) other encumbrances and defects which do not in the aggregate materially detract from the value of the properties of the Company and its Subsidiaries or impair or interfere with the use of properties material to the business and operations of the Company and its subsidiaries taken as a whole.

  (o) Regulatory Compliance. The Company and its Subsidiaries are in substantial compliance with all federal and state environmental statutes, rules and regulations and, to the Company’s knowledge, have received all required permits necessary for the operation of their businesses under such statutes, rules and regulations.

  (p) Authorization and Validity of the Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the applicable Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

  (q) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company; and the consummation of the transactions contemplated by this Agreement and the performance of the Company’s obligations hereunder will not result in any violation of, or be in conflict with or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or its Subsidiaries under any mortgage, contract, indenture, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound (except for such violations, conflicts and defaults that would not, individually or in the aggregate, have a Material Adverse Effect) or any of the respective organizational documents of the Company and its Subsidiaries or any judgment, order, statute, rule or regulation applicable to them of any court or governmental body or instrumentality having jurisdiction over them or their properties, and the Company has full legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

  (r) 1935 Act. Based upon the timely filing by the Company with the Commission of an exemption statement pursuant to Rule 2 under the Public Utility Holding Company Act of 1935, as amended (the “1935 Act”), the Company is exempt from regulation as a public utility holding company under the 1935 Act, except with respect to the acquisition of certain voting securities of other domestic public utility companies and utility holding companies.

  (s) 1940 Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

  (t) Listing. Prior to the Closing Date, the Offered Securities will be approved for listing on the New York Stock Exchange subject only to notice of issuance.

  (u) Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company in the securities registered pursuant to the Registration Statement.

     4. Agreements of the Company. The Company agrees with the Underwriter that:

  (a) At any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, the Company will not file or make any amendment to the Registration Statement or any supplement to the Prospectus (except for periodic or current reports filed under the 1934 Act) unless the Company has furnished the Underwriter a copy for its review prior to filing and given the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement. The Underwriter shall make its responses thereto, if any, promptly. Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, in form approved by the Underwriter, setting forth the number of shares of Offered Securities to be sold, the Underwriter’s name, the price at which the Offered Securities are to be purchased by the Underwriter from the Company, the initial offering price, the selling concession and reallowance, if any, and such other information as the Underwriter and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly cause the Prospectus to be filed with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations in the manner and within the time period prescribed by such rule and will provide evidence satisfactory to the Underwriter of such filing. The Company will promptly advise the Underwriter (i) at any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, when any post-effective amendment to the Registration Statement shall have been filed or become effective, (ii) of any request by the Commission for any post-effective amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening by direct communication with the Company of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening by direct communication with the Company of any proceeding for such purpose. The Company will promptly effect the filing of the Prospectus necessary pursuant to Rule 424(b) under the 1933 Act Regulations and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

  (b) If at any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the 1933 Act or the 1934 Act or the respective rules thereunder, the Company promptly will (i) notify the Underwriter, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance, and (iii) supply any supplemented Prospectus to the Underwriter in such quantities as the Underwriter may reasonably request.

  (c) During the period when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, (i) the Company will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and will furnish to the Underwriter copies of such documents, (ii) on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the 1934 Act, the Company will furnish to the Underwriter the information contained or to be contained in such announcement or document, and (iii) the Company will furnish to the Underwriter copies of all other material press releases or announcements to the general public.

  (d) As soon as practicable, but not later than 90 calendar days after the close of the period covered by the earnings statement, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations.

  (e) So long as the Underwriter is required to deliver a prospectus in connection with sales of the Offered Securities, the Company will furnish to the Underwriter and its counsel, without charge, such copies of the Registration Statement (including exhibits thereto) and Prospectus as the Underwriter may reasonably request.

  (f) The Company will endeavor, in cooperation with the Underwriter, to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions of the United States of America as the Underwriter may designate, will maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided, however, that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

  (g) The Company will apply the net proceeds from the offering of the Offered Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

  (h) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Securities or any such substantially similar securities (other than pursuant to employee stock option plans, employee stock ownership plans or other employee plans of a similar nature existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Underwriter.

  (i) The Company shall, whether or not any sale of the Offered Securities is consummated, pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, this Agreement and related documents delivered to the Underwriter, the cost of preparing, printing, packaging and delivering the Offered Securities, the fees and expenses incurred in connection with the listing of the Offered Securities on the New York Stock Exchange, and the fees and expenses incurred in compliance with Section 4(f) hereof. If for any reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses relating to the offer and sale of the Securities not so delivered, including the reasonable fees and disbursements of counsel for the Underwriter incurred in connection therewith.

     5. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter to purchase and pay for the Offered Securities shall be subject to the accuracy of the representations and the warranties on the part of the Company herein contained as of the date hereof and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

  (a) The Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) under the 1933 Act Regulations and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

  (b) On each Closing Date, the Company shall have furnished to the Underwriter the opinion of Baker Botts L.L.P., counsel for the Company, or other counsel satisfactory to the Underwriter, dated such Closing Date, to the effect that:

    (i) The issue and sale of the Offered Securities and the execution and delivery of this Agreement by the Company and the performance by the Company of its agreements herein will not violate any federal laws, rules or regulations of the United States of America and the laws, rules and regulations of the State of New York, in each case which, in such counsel’s experience, are normally applicable to transactions of the type contemplated by this Agreement (“Applicable Law”);

    (ii) The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Offered Securities, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the documents referred to therein, are accurate and correct in all material respects;

    (iii) The Company is not an “investment company”, as such term is defined in the Investment Company Act;

    (iv) No approval, authorization, consent or order of any public board, body or agency of the federal government of the United States of America is legally required for the issuance and sale of the Offered Securities or the performance by the Company of its agreements in this Agreement;

    (v) The Registration Statement has become effective under the 1933 Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act; the Registration Statement and the Prospectus (other than the financial statements and schedules, including the notes thereto, the auditors’ report thereon and the related summary of accounting policies, contained or incorporated by reference therein, as to which no opinion need be rendered) appear on their faces to comply as to form in all material respects with the requirements of Form S-3, the applicable rules and regulations with respect thereto under the 1933 Act and the 1933 Act Regulations, to the extent that such requirements, rules and regulations are applicable to the forms thereof; and the Prospectus has been filed with or transmitted for filing to the Commission in accordance with Rule 424 of the 1933 Act Regulations;

    (vi) Such counsel does not know of any contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which are not described, filed or incorporated by reference as required;

    (vii) Such counsel does not know of any legal proceedings pending or threatened against the Company of a character which are required to be disclosed in the Registration Statement and Prospectus which have not been disclosed therein;

    (viii) Based upon the timely filing by the Company with the Commission of an exemption statement pursuant to Rule 2 under the 1935 Act, the Company is exempt from regulation as a public utility holding company under the 1935 Act, except with respect to the acquisition of certain voting securities of other domestic public utility companies and utility holding companies;

    (ix) The documents incorporated by reference in the Prospectus (other than the financial statements and schedules, including the notes thereto, the auditors’ report thereon and the related summary of accounting policies, contained or incorporated by reference into such documents, as to which no opinion need be rendered), at the time they were filed with the Commission, appear on their faces to comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, to the extent that such requirements, rules and regulations are applicable to the forms thereof;

    (x) There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to include any securities of the Company in the securities registered pursuant to the Registration Statement.

  In giving such opinion, Baker Botts L.L.P. may rely as to matters of Louisiana law upon the opinion of R. O’Neal Chadwick, Jr., Senior Vice President and General Counsel of the Company, or such other satisfactory counsel, as referred to below.

  (c) On each Closing Date, the Company shall have furnished to the Underwriter the opinion of R. O’Neal Chadwick, Jr., Senior Vice President and General

Counsel of the Company, or other counsel satisfactory to the Underwriter, dated such Closing Date, as the case may be, to the effect that:

    (i) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Louisiana and has all power and authority necessary to own its properties and to conduct the business in which it is engaged as described in the Prospectus;

    (ii) The issue and sale of the Offered Securities and the execution and delivery of this Agreement by the Company and the performance by the Company of its agreements herein will not breach or otherwise violate any order known to such counsel, and applicable to, the Company or its Subsidiaries in effect on the date hereof of any court or governmental body or instrumentality of the federal government of the United States of America having jurisdiction over the Company or its Subsidiaries or its properties or their properties;

    (iii) To such counsel’s knowledge, after due inquiry, there is no jurisdiction where the character of the properties owned or the nature of the business conducted by the Company makes necessary the license or qualification of the Company as a foreign corporation;

    (iv) The Company has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder or contemplated hereby and this Agreement has been duly authorized, executed and delivered by the Company;

    (v) The Company has an authorized capitalization as set forth in the Prospectus and the Offered Securities delivered on such Closing Date and all other outstanding shares of the Securities of the Company have been duly authorized and validly issued, are fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Securities;

    (vi) Other than in connection with the provisions of securities or “blue sky” laws of any jurisdiction in which it is proposed that the Offered Securities be offered or sold (as to which no opinion is being rendered), no approval, authorization, consent or order of any public board, body or agency of the State of Louisiana is legally required as of the date hereof for the issuance and sale of the Offered Securities, or the performance by the Company of its agreements in this Agreement;

    (vii) Each of the Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and each of the Subsidiaries has the respective power and authority and foreign qualifications necessary to own its properties and to conduct its business, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and the membership interests of each Subsidiary have been duly authorized and validly issued, and are fully paid (to the extent required in the Limited Liability Company Agreement of the Subsidiary) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act) and are owned by the Company, directly or through a subsidiary, to such counsel’s knowledge, after due inquiry, free from liens, encumbrances and defects, except that the membership interests in Cleco Evangeline LLC have been pledged in connection with the Trust Indenture, dated as of December 10, 1999, from Cleco Evangeline LLC to Bank One Trust Company, N.A., as trustee;

    (viii) Except as disclosed in the Prospectus, to the best of such counsel’s knowledge, the Company and its Subsidiaries are not in violation of or in default under any term or provision of their respective organizational documents, each as amended, or of any mortgage, indenture, contract, agreement, instrument, judgment, decree or order applicable to the Company or any of its Subsidiaries where such violation or default would have a material adverse effect upon the properties, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, and no event or condition has occurred or exists which, with the giving of notice or lapse of time or both, would result in any such violation or default which would have such an effect; and

    (ix) The issue and sale of the Offered Securities and the execution and delivery of this Agreement by the Company and the performance by the Company of its agreements herein will not (a) breach or result in a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or the Subsidiaries under any existing obligation of the Company under any indenture, agreement or instrument known to them to which the Company or any of the Subsidiaries are a party or by which any of them is bound, (b) breach or otherwise violate any order known to them and applicable to the Company or the Subsidiaries in effect on the date hereof of any court or governmental body or instrumentality of the State of Louisiana having jurisdiction over the Company or the Subsidiaries or their properties or (c) violate (i) the respective organizational documents of the Company or any of the Subsidiaries, each as amended to date, or (ii) any statute of the State of Louisiana in effect on the date hereof, or any published rule or regulation, in effect on the date hereof applicable to the Company or any of the Subsidiaries of any governmental body or instrumentality of the State of Louisiana having jurisdiction over the Company or the Subsidiaries or their properties that in such counsel’s experience is normally applicable in transactions of the type contemplated by this Agreement, except with respect to clause (a) of this paragraph, for such breaches, defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect.

  (d) On each Closing Date, the Underwriter shall have received from Sidley Austin Brown & Wood llp, counsel for the Underwriter, or other counsel satisfactory to the Underwriter, such opinion or opinions as reasonably requested by the Underwriter, dated such Closing Date.

  In giving such opinion, Sidley Austin Brown & Wood llp may rely as to matters of Louisiana law upon the opinion of R. O’Neal Chadwick, Jr., Senior Vice President and General Counsel of the Company, or such other satisfactory counsel, as referred to above.

  (e) In giving their opinions required by subsections (b) and (d) of this Section 5, each such counsel shall additionally state that each such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriter at which the contents of the Registration Statement and the Prospectus were discussed and, although each such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except with respect to the matters set forth in paragraph (b)(ii) of this Section 5), on the basis of the foregoing (relying as to factual matters relating to the determination of materiality to a large extent upon officers and other representatives of the Company), nothing has come to their attention that would lead them to believe that (a) the Registration Statement, at the time it became effective (other than (i) the financial statements and schedules, including the notes thereto, the auditors’ report thereon and the related summary of accounting policies, contained or incorporated by reference therein, and (ii) the other financial information contained or incorporated by reference therein) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus, as of its date or as of the applicable Closing Date (other than (i) the financial statements and schedules, including the notes thereto, the auditors’ report thereon and the related summary of accounting policies, contained or incorporated by reference therein and (ii) the other financial information contained or incorporated by reference therein, as to which no statement need be made), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  (f) On each Closing Date there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole, or in the earnings, business affairs or business prospects of the Company or its subsidiaries taken as a whole, whether or not arising in the ordinary course of business; and the Underwriter shall have received a certificate of the President, the Chief Financial Officer or the Treasurer of the Company to the effect (i) that there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in Section 3 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions pursuant to this Agreement on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officers’ knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

  (g) On the date hereof and on each Closing Date, the Underwriter shall have received a letter from the Company’s independent accountants dated as of the date hereof and as of such Closing Date, in form and substance satisfactory to the Underwriter.

  (h) On the date hereof and on each Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings, or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance in the reasonable judgment of the Underwriter and its counsel.

  (i) On or prior to the date of this Agreement, the Underwriter shall have received lockup letters substantially in the form of Exhibit A hereto from each of the executive officers and directors of the Company listed in Annex A to such form of lockup letter.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the applicable Closing Date, and any such termination shall be without liability of any party to any other party, except as provided in Section 4(i), and except that Sections 4(i), 6, 8 and 11 shall survive any such termination and remain in full force and effect.

     6. Indemnification.

  (a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the 1933 Act or the 1934 Act or any of the aforementioned may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any supplement thereto, in light of the circumstances under which such statement was made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

  (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

  (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory in the reasonable judgment of the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is held unenforceable or is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the Offered Securities from which such Losses arise. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Offered Securities from which such Losses arise, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discount received by the Underwriter in connection with the Offered Securities from which such Losses arise. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriter. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. In no case shall the Underwriter be responsible for any amount in excess of the underwriting discount received by the Underwriter in connection with the Offered Securities from which such Losses arise. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Underwriter within the meaning of the 1933 Act or the 1934 Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement, each manager of the Company and each person, if any, who controls the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     7. Termination.

  (a) This Agreement will be subject to termination by the Underwriter by notice to the Company at any time at or prior to the applicable Closing Date if (i) there shall have occurred, subsequent to the date hereof, any material adverse change, or any change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business; (ii) there has occurred any material adverse change in the financial markets in the United States, or any outbreak or escalation of hostilities or other international or national calamity or crisis has occurred, in each case, involving the United States or the declaration by the United States of a national emergency or war and, in each case, the effect of which is such as to make it in the judgment of the Underwriter, impracticable or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (iii) trading in the Company’s Securities shall have been suspended or materially limited by the Commission or any national securities exchange; (iv) trading in securities generally shall have been suspended or materially limited or minimum or maximum prices for trading shall have been established on any of such exchanges; (v) a banking moratorium shall have been declared by Federal, Louisiana or New York State authorities, or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States; (vi) the rating assigned by any nationally recognized statistical rating organization to the debt securities of the Company as of the date hereof shall have been lowered or withdrawn since the date hereof or if any such rating organization shall have publicly announced that it has under surveillance or review its ratings of such debt securities; or (vii) there has come to the attention of the Underwriter any facts that would cause the Underwriter to believe that the Prospectus, at the time it was required to be delivered in connection with sales of the Offered Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

  (b) If this Agreement is terminated pursuant to this Section 7, such termination shall be without liability of any party to any party except as provided in Section 4(i) and Section 8 hereof, and provided further that Sections 4(i), 6, 8, and 11 shall survive such termination and remain in full force and effect.

     8. Survival of Certain Provisions. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the directors, officers, employees, agents or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Offered Securities. The provisions of Section 4(i), 6 and 11 hereof and this Section 8 shall survive the termination or cancellation of this Agreement.

     9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter at 85 Broad Street, New York, New York 10004, Attn: Registration Department (or such other place as the Underwriter may specify in writing), or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to the Company at 2030 Donahue Ferry Road, Pineville, Louisiana 71360, Attn: Treasurer (or such other place as the Company may specify in writing).

     10. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, agents and controlling persons referred to in Section 6 hereof and no other person will have any right or obligation hereunder.

     11. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     If the foregoing is in accordance with the Underwriter’s understanding of our agreement, please sign and return to the Company the enclosed duplicate hereof, whereupon this letter along with all counterparts will represent a binding agreement between the Company and the Underwriter.

Very truly yours, CLECO CORPORATION
By:	/s/ Kathleen F. Nolen
	Name:	Kathleen F. Nolen
	Title:	Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the date hereof.

GOLDMAN, SACHS & CO.
By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

EXHIBIT A

[Form of Lock-Up Agreement]

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

     Re: Cleco Corporation — Lock-Up Agreement

Ladies and Gentlemen:

     The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement with Cleco Corporation, a Louisiana corporation (the “Company”), providing for a public offering of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 that has been filed with, and declared effective under the Securities Act of 1933, as amended, by, the Securities and Exchange Commission (the “SEC”).

     In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final Prospectus covering the public offering of the Shares (the “Date of the Prospectus”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

     Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Underwriter; provided that the undersigned, together with all of the other stockholders, officers and directors of the Company listed on Annex A hereto, may, with the prior written consent of the Company, sell, transfer or otherwise dispose of up to 100,000 Shares in the aggregate of the Common Stock of the Company during the period beginning the date 45 days after the Date of the Prospectus and continuing to and including the date 90 days after the Date of the Prospectus (it being understood and acknowledged that such consent is for the purpose of ensuring that the limitations provided herein are not exceeded). For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

ANNEX A

Directors

Cadoria, Sherian G.
Crowell, Richard B.
Eppler, David M.
Garrett, J. Patrick
James, F. Ben, Jr.
King, Elton R.
Marks, William L.
Nesbitt, Ray B.
Ratcliff, Robert T., Sr.
Walker, William H., Jr.
Westbrook, W. Larry

Officers

Bausewine, George W.
Anthony L. Bunting
Carter, Stephen M.
Chadwick, R. O’Neal, Jr.
Charlton, Samuel H. III
Davis, R. Russell
Eppler, David M.
Fontenot, William G.
Hall, Jeffrey W.
Madison, Michael H.
Miller, Judy P.
Mount, Janice M.
Murray, Charles M.
Nolen, Kathleen F.
Powell, Catherine C.
Samil, Dilek
Segura, Mark H.
Shaw, Michiele

SCHEDULE A

LIENS ON PROPERTIES OF CLECO CORPORATION,

CLECO POWER LLC, CLECO MIDSTREAM RESOURCES LLC,

CLECO EVANGELINE LLC, AND ACADIA POWER HOLDINGS LLC

Cleco Corporation

     None

Cleco Power LLC

1)	Indenture of Mortgage, dated July 1, 1950, as supplemented and amended, from Cleco Power LLC to Bank One Trust Company, N.A., as trustee.

Cleco Midstream Resources LLC

1)	Cleco Midstream Resources LLC’s interest in Cleco Evangeline LLC is pledged in connection with the Trust Indenture, dated as of December 10, 1999, by Cleco Evangeline LLC and Bank One Trust Company, N.A., as trustee (the “Evangeline Trust Indenture”); and

2)	Cleco Midstream Resources LLC’s interest in Perryville Energy Holdings LLC is pledged in connection with the Security Agreement, dated June 7, 2001, with Mirant Corporation, as such agreement may be amended or supplemented in connection with the Perryville Energy Partners, LLC acquisition.

Cleco Evangeline LLC

1)	All material assets of Cleco Evangeline LLC are encumbered in connection with the Evangeline Trust Indenture.

Acadia Power Holdings LLC

1)	Acadia Power Holdings LLC’s interest in Acadia Power Partners LLC is encumbered by purchase options and rights in favor of Calpine Acadia Holdings, LLC under the Amended and Restated Limited Liability Company Agreement of Acadia Power Partners LLC dated February 29, 2000, as amended.

Sch A-1